UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 30, 2018

SPOK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32358	16-1694797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center, Suite 420, Springfield, Virginia	22151
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 611-8488
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act .
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2018, Thomas G. Saine, the Chief Information Officer (“CIO”) of Spok Holdings, Inc. (the “Company”), passed away unexpectedly. Mr. Saine served as CIO of the Company since August 2008, and previously served as the Company’s Chief Technology Officer, President of GTES, LLC, an indirect wholly owned subsidiary of the Company, Vice President of Corporate Technical Operations and Vice President, Technology and Integration. The Company appreciates Mr. Saine’s invaluable contributions to the Company and expresses the deepest condolences to his family and loved ones.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spok Holdings, Inc.

August 31, 2018	By:	/s/ Michael W. Wallace
		Name:	Michael W. Wallace
		Title:	Chief Financial Officer